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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 to register 2,000,000 shares of common stock, of our report dated January 23, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Waters Corporation, which is incorporated by reference in Waters Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated January 23, 2001 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.



                                   /s/ PricewaterhouseCoopers LLP
                                   -------------------------------
                                   PricewaterhouseCoopers LLP

Boston, Massachusetts
May 2, 2001